March 4, 1997




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Kaiser Aluminum & Chemical Corporation Form 8-K  (File
          No. 1-3605)

Ladies and Gentlemen:

     On behalf of Kaiser Aluminum & Chemical Corporation, a Delaware corporation, we hereby electronically submit for filing with the Securities and Exchange Commission, via EDGAR, the Company's Form 8-K, which contains information being disclosed pursuant to Item 5.

     Should you have any questions or require any additional information, please call the undersigned at (510) 847-5882.
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Very truly yours,

KAISER ALUMINUM & CHEMICAL CORPORATION



By:         /s/ John Donnan
                          John M. Donnan
                        Corporate Counsel
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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                       -------------------

                             FORM 8-K
                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


                         March 4, 1997


                       KAISER ALUMINUM &
                      CHEMICAL CORPORATION
     (Exact name of Registrant as Specified in its Charter)



                            Delaware
         (State or other jurisdiction of incorporation)



                             1-3605
                    (Commission File Number)



                           94-0928288
            (I.R.S. Employer Identification Number)




                       6177 Sunol Boulevard
                      Pleasanton, California
                     (Address of Principal
      Executive Offices)
                            94566-7769
                            (Zip Code)


                Registrant's telephone number,
              including area code: (510) 462-1122




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Item 5.  Other Events.

Kaiser Aluminum & Chemical Corporation (the "Company") incurred net losses of $2.5 million in the fourth quarter of 1996, compared to net income of $22.2 million in the comparable periods in 1995, due principally to lower average realized prices for alumina and primary aluminum, high energy-related costs in the Company's alumina business unit and nonrecurring maintenance expense associated with scheduled downtime at the Trentwood, Washington, rolling mill.

Fourth quarter results include an after tax, non-cash benefit of approximately $17.0 million resulting from favorable settlements of certain tax matters in December 1996. Excluding the impact of these non-recurring items, the net losses reported for the fourth quarter of 1996 would have significantly exceeded the net losses incurred in the third quarter of 1996. For the full year, the Company reported net income of $13.2 million, compared to net income of $65.3 million for 1995.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 KAISER ALUMINUM &
                                    CHEMICAL CORPORATION
                                        (Registrant)

Date:  March 4, 1997             By:  /s/ Arthur S. Donaldson
                                 --------------------------
                                    Arthur S. Donaldson
                                    Controller